Exhibit 99.1

Company Contact

Anil Doradla, CFO

investors@airgain.com

Airgain Reports Third Quarter 2019 Financial Results

Sales of $13.1 Million and Gross Margin of 46%

San Diego, CA, November 7, 2019 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive, today announced sales of $13.1 million for the third quarter 2019 and GAAP net loss of $(0.1) million or GAAP diluted earnings per share of $(0.01).

Third Quarter 2019 Financial Highlights

•	Sales of $13.1 million
•	Gross margin of 46%
•	Net loss of $(0.1) million
•	GAAP earnings per diluted share of $(0.01)
•	Non-GAAP earnings per diluted share of $0.05
•	Adjusted EBITDA of $0.6 million

“We are very pleased with our third quarter 2019 results with GAAP and non-GAAP diluted earnings per share of $(0.01) and $0.05, respectively, on the high-end of our prior expectations of $(0.09)-$0.00 on a GAAP basis and $(0.04)-$0.05 on a non-GAAP basis,” said Airgain’s Chief Executive Officer and President, Jacob Suen. “Our efforts over the past several quarters around operational and manufacturing efficiencies culminated in another strong quarter of gross margins at 46%, above our long-term target goal of 44% to 45%. Our customers continue to engage us with next-generation solutions for complex antennas across the Consumer, Enterprise, and Automotive markets. Additionally on the 5G front, we are witnessing increased customer engagement at our five global R&D centers. Over the next several quarters we expect to benefit from these new engagements and strongly believe that Airgain will continue to be a leading solution provider for complex antenna designs.

“Similar to last quarter we continue to witness the impacts of macro headwinds and customer-specific issues as customers take longer than expected to ramp their programs. While these have affected our recent growth, as we enter into 2020, we hope these issues are resolved favorably.”

Third Quarter 2019 Financial Results

Sales decreased 17% to $13.1 million compared to $15.8 million in the same year-ago period. The decrease in sales was primarily driven by a combination of macro headwinds and customer-specific headwinds that resulted in longer than expected delays in program ramps.

Gross profit decreased 12% to $6.1 million from $6.9 million in the same year-ago period. Gross margin as a percentage of sales was 46% in the third quarter of 2019, which increased from 43% in the same year-ago period, largely due to product mix.

1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Total operating expenses for the third quarter of 2019 decreased 4% to $6.3 million from $6.6 million in the same year-ago period. The decrease was primarily due to decreases in personnel and marketing related expenses.

Net loss totaled $(0.1) million or $(0.01) per diluted share (based on 9.7 million shares), compared to net income of $0.4 million or $0.04 per diluted share (based on 10.1 million shares) in the same year-ago period. Non-GAAP net income totaled $0.5 million or $0.05 per diluted share (based on 10.0 million shares), compared to non-GAAP net income of $0.9 million or $0.09 per diluted share (based on 10.1 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, other income, and stock-based compensation) decreased to $0.6 million from Adjusted EBITDA of $1.0 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Financial Outlook

The company expects sales in the 2019 fourth quarter to be in the range of $13.0 million to $13.5 million. The following table summarizes the reconciliation between the projected GAAP EPS and non-GAAP EPS for the 2019 fourth quarter:

Reconciliation of projected GAAP to projected non-GAAP EPS
	Low (1)	High (1)
Projected GAAP earnings per diluted share	$(0.03)	$(0.02)
Stock-based compensation expense	0.06	0.06
Amortization	0.02	0.02
Other income	(0.01)	(0.01)
Projected Non-GAAP earnings per diluted share	$0.04	$0.05
(1)	Amounts are based off of 10.1 million diluted shares outstanding.

Conference Call

Airgain management will hold a conference call today Thursday, November 7, 2019 at 4:30 p.m. Eastern  Time (1:30 p.m. Pacific Time) to discuss financial results for the third quarter ended September 30, 2019, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, November 7, 2019

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 877-703-1550

International dial-in: 647-689-5628

Conference ID: 4468106

Please call the conference telephone number ten minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Airgain at 1-760-579-0200.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 6:30 p.m. Eastern Time on the same day through December 7, 2019.

U.S. replay dial-in: 800-585-8367 or 416-621-4642

Replay ID: 4468106

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including consumer, enterprise, and automotive. Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs. Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices. Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China. For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding potential for macro headwinds and customer-specific issues to resolve favorably in 2020 and Airgain returning to historical growth rates, and our fourth quarter financial outlook. The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors and changing and volatile U.S., European, Asian and global economic environments, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; our ability to identify and consummate strategic acquisitions and partnerships and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation, amortization (Adjusted EBITDA), non-GAAP net income (loss) and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, non-recurring expenses, other income, which includes interest income offset by interest expense, depreciation, amortization, and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision-making and for evaluating our own core business operating results over different periods of time.

Our Adjusted EBITDA, non-GAAP net income (loss), and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income (loss), and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this press release.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.

Unaudited Condensed Balance Sheets

(in thousands, except per share data)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$12,871	$13,621
Short term investments	21,001	20,169
Trade accounts receivable	8,564	7,013
Inventory	1,265	1,351
Prepaid expenses and other current assets	1,386	931
Total current assets	45,087	43,085
Property and equipment, net	1,791	1,401
Goodwill	3,700	3,700
Customer relationships, net	3,231	3,593
Intangible assets, net	730	859
Other assets	601	269
Total assets	$55,140	$52,907
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,447	$4,137
Accrued bonus	1,402	2,076
Accrued liabilities	1,461	1,217
Current portion of deferred rent obligation under operating lease	127	81
Total current liabilities	7,437	7,511
Deferred tax liability	38	38
Deferred rent obligation under operating lease	46	211
Total liabilities	7,521	7,760
Stockholders’ equity:
Common shares, par value $0.0001, 200,000 shares authorized; 10,117 shares issued and 9,697 shares outstanding at September 30, 2019; and 9,958 shares issued and 9,601 shares outstanding at December 31, 2018.	1	1
Additional paid in capital	95,967	93,583
Treasury stock, at cost: 420 shares and 357 shares at September 30, 2019 and December 31, 2018, respectively	(4,231)	(3,432)
Accumulated other comprehensive income (loss)	13	(11)
Accumulated deficit	(44,131)	(44,994)
Total stockholders’ equity	47,619	45,147
Commitments and contingencies (note 12)
Total liabilities and stockholders’ equity	$55,140	$52,907

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales	$13,142	$15,787	$42,713	$44,064
Cost of goods sold	7,067	8,922	23,167	24,403
Gross profit	6,075	6,865	19,546	19,661
Operating expenses:
Research and development	2,403	2,475	6,944	7,162
Sales and marketing	1,461	2,161	5,964	9,140
General and administrative	2,416	1,922	6,168	7,864
Total operating expenses	6,280	6,558	19,076	24,166
Income (loss) from operations	(205)	307	470	(4,505)
Other expense (income):
Interest income	(183)	(159)	(559)	(398)
Gain on deferred purchase price liability	—	—	—	(389)
Interest expense	—	6	1	30
Total other income	(183)	(153)	(558)	(757)
Income (loss) before income taxes	(22)	460	1,028	(3,748)
Provision for income taxes	113	23	165	110
Net income (loss)	$(135)	$437	$863	$(3,858)
Net income (loss) per share:
Basic	$(0.01)	$0.05	$0.09	$(0.41)
Diluted	$(0.01)	$0.04	$0.09	$(0.41)
Weighted average shares used in calculating income (loss) per share:
Basic	9,711	9,566	9,678	9,495
Diluted	9,711	10,093	10,083	9,495

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.

Unaudited Condensed Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$863	$(3,858)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	373	423
Amortization	491	508
Amortization of discounts on investments, net	(248)	(94)
Stock-based compensation	1,605	2,536
Deferred tax liability	—	22
Gain on deferred purchase price liability	—	(389)
Changes in operating assets and liabilities:
Trade accounts receivable	(1,551)	667
Inventory	86	(476)
Prepaid expenses and other assets	(500)	(256)
Accounts payable	305	36
Accrued bonus	(674)	154
Accrued liabilities	244	(426)
Deferred obligation under operating lease	(119)	(88)
Net cash provided by (used in) operating activities	875	(1,241)
Cash flows from investing activities:
Purchases of available-for-sale securities	(30,080)	(24,329)
Maturities of available-for-sale securities	29,520	26,956
Purchases of property and equipment	(1,045)	(752)
Net cash provided by (used in) investing activities	(1,605)	1,875
Cash flows from financing activities:
Repayment of notes payable	—	(1,000)
Payment on deferred purchase price liability	—	(375)
Repurchases of common stock	(799)	(1,837)
Proceeds from issuance of common stock	779	617
Net cash used in financing activities	(20)	(2,595)
Net decrease in cash and cash equivalents	(750)	(1,961)
Cash and cash equivalents, beginning of period	13,621	15,026
Cash and cash equivalents, end of period	$12,871	$13,065
Supplemental disclosure of cash flow information:
Interest paid	$1	$34
Taxes paid	$54	$26
Supplemental disclosure of non-cash investing and financing activities:
Accrual of property and equipment	$4	$—

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(135)	$437	$863	$(3,858)
Stock-based compensation expense	549	408	1,605	2,536
Amortization	163	170	491	508
Non-recurring item (1)	—	—	—	1,956
Other income	(183)	(153)	(558)	(757)
Provision for income taxes	113	23	165	110
Non-GAAP net income attributable to common stockholders	$507	$885	$2,566	$495
Non-GAAP net income per share:
Basic	$0.05	$0.09	$0.27	$0.05
Diluted	$0.05	$0.09	$0.25	$0.05
Weighted average shares used in calculating non-GAAP income per share:
Basic	9,711	9,566	9,678	9,495
Diluted	10,041	10,093	10,083	9,966

Airgain, Inc.
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(135)	$437	$863	$(3,858)
Stock-based compensation expense	549	408	1,605	2,536
Depreciation and amortization	268	327	864	931
Non-recurring item (1)	—	—	—	1,956
Interest and other income	(183)	(153)	(558)	(757)
Provision for income taxes	113	23	165	110
Adjusted EBITDA	$612	$1,042	$2,939	$918

(1)	Non-recurring items include $2.0 million in executive severance and sales and marketing realignment for the nine months ended September 30, 2018.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200